     As filed with the Securities and Exchange Commission on June 29, 1999.
                                                      Registration No. 333-76795
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                        FEDERATED DEPARTMENT STORES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                      5311                      13-3324058
(State of Incorporation)   (Primary Standard Industrial       (I.R.S. Employer
                           Classification Control Number)    Identification No.)

                              151 WEST 34TH STREET
                            NEW YORK, NEW YORK 10001
                                 (212) 494-1601
                                       AND
                              7 WEST SEVENTH STREET
                             CINCINNATI, OHIO 45202
                                 (513) 579-7000
                          (Principal Executive Offices)

                            DENNIS J. BRODERICK, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                        FEDERATED DEPARTMENT STORES, INC.
                              7 WEST SEVENTH STREET
                             CINCINNATI, OHIO 45202
                                 (513) 579-7000
                               (Agent For Service)

                                   ----------

                                    Copy to:
                              MARK E. BETZEN, ESQ.
                           JONES, DAY, REAVIS & POGUE
                            2300 TRAMMELL CROW CENTER
                                2001 ROSS AVENUE
                               DALLAS, TEXAS 75201
                                 (214) 220-3939

                                   ----------

================================================================================

      Upon the effectiveness of this Registration Statement on May 12, 1999, $350,000,000 aggregate principal amount of 6.30% Senior Notes due 2009 and $400,000,000 aggregate principal amount of 6.90% Senior Debentures due 2029 of Federated Department Stores, Inc. were registered for possible issuance pursuant to Federated's offer to exchange (a) its registered 6.30% Senior Notes due 2009 for a like aggregate principal amount of its outstanding 6.30% Senior Notes due 2009 and (b) its registered 6.90% Senior Debentures due 2029 for a like aggregate principal amount of its outstanding 6.90% Senior Debentures due 2029.

      The exchange offer expired at 5:00 p.m., New York City time on June 14, 1999. $342,000,000 aggregate principal amount of Federated's 6.30% Senior Notes due 2009 and $400,000,000 aggregate principal amount of Federated's 6.90% Senior Debentures due 2029 were validly tendered for exchange and accepted by Federated. Accordingly, $342,000,000 aggregate principal amount of Federated's registered 6.30% Senior Notes due 2009 and $400,000,000 aggregate principal amount of Federated's registered 6.90% Senior Debentures due 2029 were issued pursuant to the exchange offer.

      Pursuant to Rule 478 promulgated under the Securities Act of 1933 and the undertaking contained in this Registration Statement pursuant to Item 512(a)(3) of Regulation S-K under the Securities Act, Federated hereby removes from registration under this registration statement $8,000,000 aggregate principal amount of its 6.30% Senior Notes due 2009.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of Cincinnati, State of Ohio on June 28, 1999.

                                              FEDERATED DEPARTMENT STORES, INC.


                                              By: /s/ Dennis J. Broderick
                                                  ------------------------------
                                                  Dennis J. Broderick,
                                                  Senior Vice President

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 1999.

      SIGNATURE                                             TITLE
      ---------                                             -----

           *                         Chairman of the Board and Chief Executive Officer
-----------------------              (principal executive officer)
  James M. Zimmerman

           *                         President and Chief Merchandising Officer and Director
-----------------------
   Terry J. Lundgren

           *                         Vice Chairman and Director
-----------------------
    Ronald W. Tysoe

           *                         Senior Vice President, Chief Financial Officer and
-----------------------              Treasurer (principal financial officer)
    Karen M. Hoguet

           *                         Vice President and Controller (principal accounting
-----------------------              officer)
    Joel A. Belsky

           *
-----------------------              Director
    Meyer Feldberg

           *
-----------------------              Director
  Earl G. Graves, Sr.

           *                         Director
-----------------------
    George V. Grune

           *                         Director
-----------------------
     Sara Levinson

           *                         Director
-----------------------
    Joseph Neubauer

           *                         Director
-----------------------
   Joseph A. Pichler

           *                         Director
-----------------------
Karl M. von der Heyden

                                     Director
-----------------------
  Craig E. Weatherup

           *                         Director
-----------------------
 Marna C. Whittington

* The undersigned, by signing his name hereto, does sign and execute this registration statement pursuant to the Powers of Attorney executed by the above-named persons.


                                            /s/ Dennis J. Broderick
                                            ------------------------------------
                                            Dennis J. Broderick,
                                            Attorney-in-Fact